UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 31, 2012

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company conducted its annual stockholders’ meeting on January 31, 2012.

At the annual meeting, 229,076,354 shares were represented (86.8 percent of the 264,037,493 shares outstanding and entitled to vote).  Two items were considered at the meeting and the results of the voting were as follows:

1.  Election of Directors:  The nominees in the proxy statement were: Terrell K. Crews, Jeffrey M. Ettinger, Jody H. Feragen, Glenn S. Forbes, M.D., Stephen M. Lacy, Susan I. Marvin, Michael J. Mendes, John L. Morrison, Elsa A. Murano, Ph.D., Robert C. Nakasone, Susan K. Nestegard, and Dakota A. Pippins.  The results were as follows:

DIRECTOR:	FOR	WITHHELD	BROKER NON- VOTE (BNV)
Terrell K. Crews	205,929,462	281,670	22,865,222
Jeffrey M. Ettinger	203,783,492	2,427,640	22,865,222
Jody H. Feragen	202,311,401	3,899,731	22,865,222
Glenn S. Forbes, M.D.	201,218,581	4,992,551	22,865,222
Stephen M. Lacy	201,197,595	5,013,537	22,865,222
Susan I. Marvin	205,869,282	341,850	22,865,222
Michael J. Mendes	205,642,159	568,973	22,865,222
John L. Morrison	205,904,387	306,745	22,865,222
Elsa A. Murano, Ph.D.	205,809,082	402,050	22,865,222
Robert C. Nakasone	205,886,663	324,469	22,865,222
Susan K. Nestegard	201,321,130	4,890,002	22,865,222
Dakota A. Pippins	201,582,968	4,628,164	22,865,222

2.  Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 28, 2012:

For:	227,014,673
Against:	1,969,083
Abstain:	92,598

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: February 2, 2012	By	/s/J. H. FERAGEN
J. H. FERAGEN
Executive Vice President
and Chief Financial Officer

Dated: February 2, 2012	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller